UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2020

BIOTRICITY INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56074	47-2548273
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

275 Shoreline Drive, Suite 150
Redwood City, California 94065

(Address of Principal Executive Offices)

(650) 832-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Securities registered pursuant to Section 12(b) of the Act: note

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b): None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 below is incorporated in its entirety herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Biotricity Inc., a Nevada corporation (the “Company”), entered into an Executive Employment Agreement (the “Employment Agreement”) with Waqaas Al-Siddiq, dated as of April 10, 2020. Pursuant to the Employment Agreement, Mr. Al-Siddiq (“Executive”) will continue to serve as the Corporation’s Chief Executive Officer.

The term of the Employment Agreement is for 12 months unless it is earlier terminated pursuant to its terms and it shall be automatically renewed for successive one year periods until the Executive or the Company delivers to the other party a written notice of their intent not to renew the employment term at least 30 days prior to the expiration of the then effective employment term. During the term of the Employment Agreement, Executive salary shall be $390,000 subject to any increase approved by the Company’s board. Under the Employment Agreement, the Executive is eligible to earn a cash and/or equity bonus of up to 50% of his then annual salary. In the event that the Executive is terminated without just cause or terminates for good reason (as these terms are defined in the Employment Agreement), the Executive will be entitled to a severance payment equal to 12 months of salary paid on a monthly basis and accrued but unused vacation.

The Executive continues to serve as the Company’s President.

The description of the material terms of the Employment Agreement are not intended to be complete and are qualified in their entirety by reference to Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

On April 7, 2020 the Company’s board of directors approved the granting of options to purchase 1,400,000 shares of the Company’s common stock to Waqaas Al-Siddiq, the Company’s Chief Executive Officer and president. The exercise price of the options is $1.06 per share, subject to adjustment as provided in the Plan or the option agreement to be entered into with Mr. Al-Siddiq terminate five years from the grant date and vest quarterly over four years.

On April 7, 2020 the Company’s board of directors approved the granting of options to purchase 367,647 shares of the Company’s common stock to David Rosa, one of the members of the Company’s board of directors. The options are fully vested upon issuance and have an exercise price per share of $0.98 per share subject to adjustment as provided in the Plan or the option agreement to be entered into with Mr. Rosa and terminate ten year from the date of grant.

On April 7, 2020, the Company’s board of directors approved the granting of 125,000 shares of the Company’s common stock to Patricia Kennedy and 125,000 shares of the Company’s common stock to Norman Betts.

The options granted to Mr. Al-Siddiq, Mr. Rosa and the shares of common stock granted to Patricia Kennedy and Norman Betts were offered pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) since, among other things, the transactions did not involve a public offering. The shares and options may not be resold except as permitted under the Act.

On April 7, 2020 the board of the Company, approved amendments to the terms of certain option agreements in order to conform to the rules, regulations and intent of the Company’s 2016 Equity Incentive Plan (the “Plan”). In addition to the officers, non-executive officer employees and consultants the Extension applies to the Company’s non-employee directors. In addition on April 7, 2020, the Board approved the automatic vesting on a Change in Control (as defined in the Plan) of options granted to certain non-executive employees and consultants and the Company’s Chief Executive Officer and president, Waqaas Al-Siddiq.

The Company will enter into appropriate agreements with the participants whose option grants were changed by the extension of the term of the option and the automatic vesting upon the occurrence of a change in control.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 7, 2019 the Company adopted the Statement of Company Policy Regarding Company Policy Regarding Confidentiality and Security Trades by Company Personnel (the “Statement”). The Statement is in place of the Company’s current insider trading policy. The Statement is filed as exhibit 99.1 and is incorporated by reference to this item.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Executive Employment Agreement
99.1	Statement of Company Policy Regarding Company Policy Regarding Confidentiality and Security Trades by Company Personnel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 13, 2020

BIOTRICITY INC.

By:	/s/ John Ayanoglou
John Ayanoglou Chief Financial Officer